s842098restrictedstock

         FORM S-8 REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933

                       Crane Co.
 Exact name of registrant as specified in its charter

         Delaware                    13-1952290
    State or other jurisdiction of   I.R.S. Employer
     incorporation or organization   Identification No.

     100 First Stamford Place, Stamford, CT  06902
  Address of principal executive offices  (zip code)

             CRANE CO. 1998 RESTRICTED STOCK AWARD PLAN
                Full title of the plan

    Augustus I. duPont, Vice President, General Counsel
                           and Secretary

   Crane Co., 100 First Stamford Place, Stamford, CT
                         06902
         Name and address of agent for service

                     203-363-7300
         Telephone number of agent for service

               CALCULATION OF REGISTRATION FEE
_______________________________________________________
__
                         Proposed  Proposed
Title of                 Maximum   Maximum
Securities  Amount         Offering  Aggregate   Amount
of
to be         to be           Price per Offering
Registration
Registered  Registered(1)     Share(2)  Price       Fee
(2)
_______________________________________________________
____
Common        1,000,000 shs.   $51.53    $51,530,000
$15,201  $________
Stock par
value $1.00
Per Share
_______________________________________________________
____

(1) Such additional indeterminable number of shares of
      Common Stock are hereby registered as may be required by reason of the antidilution provisions of the Crane Co. 1998 Restricted Stock Award
      Plan. The shares of Common Stock offered by the resale Prospectus included in this Registration
      Statement also include 1,500,000 shares
      registered under Registration Statements No. 33-
      22904 filed on July 6, 1988 and No. 33-36735
      filed on June 26, 1996 and included in such Prospectus under Rule 429.

(2) Pursuant to Rule 457(c) and (h) of the Rules the registration fee is calculated on the basis of the average of the high and low prices as reported on the New York Stock Exchange-
      Consolidated Transactions Tape on April 13, 1998.
      Aggregate registration fees of $13,143 were paid in connection with the shares of Common Stock registered under Registration Statements No. 33-
      22904 and
      No. 33-36755.

     The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form
S-8 and Part I of Form S-3, and may be used for re-offerings of Common Stock acquired by persons named therein pursuant to the Crane Co. Restricted Stock
Award Plan or the Crane Co. 1998 Restricted Stock Award
Plan.  Pursuant to Rule 429 of the Securities Act of
1933, the prospectuses covering securities registered pursuant to this Registration Statement also relate to the shares of the Company's Common Stock covered by Registration Statements No. 33-22904 and No. 33-36735.

_______________________________________________________
____
                      PROSPECTUS
_______________________________________________________
____

                   1,419,638 SHARES

                       CRANE CO.

                     Common Stock
               Par Value $1.00 Per Share

          This Prospectus covers a total of 1,419,638 shares (the "Shares") of the Common Stock, par value
$1.00 per share (the "Common Stock"), of Crane Co. (the
"Company") which may be sold from time to time by or for the account of nine persons (collectively, the "Selling Shareholders") who acquired the Shares pursuant to awards under the Crane Co. Restricted Stock
Award Plan or the Crane Co. 1998 Restricted Stock Award
Plan (collectively, the "Restricted Stock Plans").

          The Shares may be sold pursuant to this
Prospectus from time to time after the date hereof, subject to certain restrictions on transfer applicable to the Selling Shareholders under the Restricted Stock
Plan. Sales will be made at prices and on terms determined at the time of sale, to purchasers directly or by or through brokers, dealers, underwriters or agents who may receive compensation in the form of discounts, commissions or concessions. Whether such sales will be made and the timing and amount of any sale is discretionary with each Selling Shareholder.
The Selling Shareholders and any brokers, dealers, underwriters or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts, commissions or concessions received by any such broker, dealer, underwriter or agent may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds", "Selling Shareholders" and "Plan of Distribution."

          The Common Stock is listed and traded on the New York Stock Exchange. The last reported sale price of the Common Stock on the New York Stock Exchange on
April 17, 1998 was $____ per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.


    The date of this Prospectus is April 20, 1998.

                   TABLE OF CONTENTS

Available Information ..............................
     Information Incorporated by
     Reference...............
     The
     Company.........................................
     Use of
     Proceeds.....................................
     Selling
     Shareholders................................
     Plan of
     Distribution................................
     Experts..........................................
     ...
     Indemnification..................................
     ...

                 AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements, and other information, including information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.,
Washington, D.C. 20549, and at its following regional offices: Room 3190, 230 South Dearborn Street,
Chicago, Illinois 60604; and 75 Park Place, 14th Floor,
New York, New York 10007. Copies of this material can also be obtained at prescribed rates from the Public
Reference Section of the Commission at its principal office at Room 1024, 450 Fifth Street, N.W.,
Washington, D.C. 20549.

          The Common Stock is listed and traded on the New York Stock Exchange, and reports, proxy and information statements, and other information concerning the Company can be inspected at the library of the New York Stock Exchange, 20 Broad Street, New
York, New York  10005.

         INFORMATION INCORPORATED BY REFERENCE

          Information contained in the following
documents is incorporated by reference into this
Prospectus:

          1. The Company's Annual Report on Form 10-K
          for the    fiscal year ended December 31,
          1997 (File No. 1-1657).

          2. The description of the Common Stock
          contained in the Registration Statement on Form 8-A of the Company filed under Section
          12(b) of the Exchange Act, including all amendments and reports updating such description.

 All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act after the date of this Prospectus, but prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus is a part which indicates that all securities offered by the Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus. Each document incorporated in this Prospectus by reference shall be deemed to be a part of this Prospectus from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Prospectus.

          The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into this Prospectus, other than certain exhibits to such documents. Requests should be directed to the Office of the Secretary, Crane Co., 100 First Stamford
Place, Stamford, Connecticut 06902, telephone (203) 363-
7300.

          No person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.

          The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof. This
Prospectus does not constitute an offer within any jurisdiction to any person to whom such offer would be unlawful.

                      THE COMPANY

     The Company is a diversified manufacturer of engineered industrial products and the largest American distributor of doors, windows and millwork. Founded in 1855, Crane Co. employs over 10,000 people in North
America, Europe, Asia and Australia.

          The Company's strategy is to grow the
earnings of niche businesses with high market share, build an aggressive and committed management team whose interests are directly aligned to those of the shareholders, and maintain a focused, efficient corporate structure.

          The Company's principal executive office is located at 100 First Stamford Place, Stamford,
Connecticut 06902, telephone (203) 363-7300.

                    USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered under this Prospectus by the Selling Shareholders.

                 SELLING SHAREHOLDERS

          All of the Shares offered hereby are being offered for the account of the persons identified in the following table, who may from time to time sell the Shares covered by this Prospectus, subject to certain restrictions on transfer. See "Plan of Distribution."
All of the Shares were acquired pursuant to grants made pursuant to the Restricted Stock Plans. Each of the Selling Shareholders is an executive officer of the Company.

          The following table sets forth the name and title of each Selling Shareholder, the number of shares of Common Stock owned by each as of April 1, 1998, the number of shares of Restricted Stock subject to forfeiture as of such date and the maximum number of Shares to be offered under this Prospectus.

Selling         Shares   Restric    Maximum  Shares
Shareholder     Owned    ted        Shares   to be
                as of    Shares     to be    Owned
                April    Subject    Offered  After
                1,       to         Under    Completi
                1998(1)  Forfeit    this     on of
                         ure as     Pros-    this
                         of         pectus(  Offering
                         April      2)
                         1, 1998

R. S. Evans,     1,188,9   412,722  907,498  1,394,14
Chairman and          23                           7*
Chief
Executive
Officer
L. H. Clark,      12,389   127,181  138,200     1,370
President and
Chief
Operating
Officer
A. I. duPont,        427    30,300   30,300       427
Vice
President,
General
Counsel &
Secretary
B. L. Ellis,         120         0        0       120
Vice
President,
Chief
Information
Officer
A. D.             22,828    16,840   25,463    14,205
Pantaleoni,
Vice President-
Health, Safety
&
Environmental
R. B.             96,163    21,899   85,808    32,254
Phillips, Vice
President-
Human
Resources
D. S. Smith,      26,396    84,640  102,624     8,412
Vice President-
Finance and
Chief
Financial
Officer
M. L. Raithel,   117,302    37,065  103,638    50,729
Controller
G. A. Dickoff     14,084    20,251   26,107     8,228
Treasurer

(1) Does not include restricted shares of Common Stock awarded under the Crane Co. Restricted Stock Award
     Plans which were not vested as of  April 1, 1998.

(2) Includes restricted shares of Common Stock subject to forfeiture as of April 1, 1998 as well as shares of Common Stock previously acquired upon lapse of restrictions in accordance with the terms of the Restricted Stock Award Plans.

     *    Constitutes 3.1% of the shares of Common
     Stock outstanding on the date hereof.


                 PLAN OF DISTRIBUTION

          It is expected that the Selling Shareholders will sell their respective Shares pursuant to this Prospectus from time to time or at one time, subject to certain restrictions on transfer under the Restricted
Stock Plan as discussed below. Whether such sales will be made and the timing and amount of any sales is discretionary with each Selling Shareholder.

          Shares may be sold on one or more exchanges or otherwise; directly to purchasers in negotiated transactions; by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer will attempt to sell
Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; through underwriters or agents; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling Shareholders and/or the purchasers of Shares. The proceeds to the Selling
Shareholders from any sale of Shares will be net of any such compensation, and of any expenses to be borne by the Selling Shareholders. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling Shareholders or otherwise. The
Company may agree to indemnify any such brokers, dealers, underwriters, or agents against certain civil liabilities, including liabilities under the Securities
Act.


          The Selling Shareholders and any brokers,
dealers, underwriters or agents that participate with the Selling Shareholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          Awards made under the Restricted Stock Plan may be either performance-based or time-based. Shares granted under performance-based awards are subject to forfeiture if the Company does not achieve certain stock price appreciation goals at measurement dates which are two and a half and five years after the date of grant. Such performance criteria are fixed by the Organization and Compensation Committee (the
"Committee") of the Company's Board of Directors when the awards are made. Shares granted under time-based awards are subject to forfeiture only if the employee leaves the employ of the Company prior to the expiration of the vesting period fixed by the Committee on the date of grant, generally the earlier of ten years or attainment of age 65. The table below sets forth, for each Selling Shareholder, the number of Shares currently subject to performance-based restrictions and the number of Shares currently subject to time-based restrictions.

                              Performance
                              -Based         Time-Based
                              Shares         Shares

Robert S. Evans               211,772         200,950
L. Hill Clark                 123,031           4,150
Augustus I. duPont             30,000             300
Bradley L. Ellis                          0
0
Anthony D. Pantaleoni          16,840               0
Richard B. Phillips            20,099           1,800
David S. Smith                 83,490           1,150
Michael L. Raithel             33,615           3,450
Gil A. Dickoff                 20,251               0

          Upon termination of a Selling Shareholder's employment with the Company prior to the lapse of the restrictions on transfer, all Shares still subject to restriction will be forfeited. In the event of a Selling Shareholder's retirement, permanent total disability, death or a change in control (as defined in the Restricted Stock Plan) any and all remaining restrictions with respect to the Shares would lapse.

     The Company has agreed to supply the Selling
Shareholders with reasonable quantities of Prospectuses and the Selling Shareholders shall in all cases be responsible for complying with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act with respect to sales of Shares made by them.

                          Any shares covered by this
Prospectus which qualify for sale pursuant to Rule 144
under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Shareholders will sell any or all of the Shares. The Selling Shareholders may transfer, devise or gift such Shares by other means not described herein.

          The Company will pay all of the expenses, including, but not limited to, fees and expenses of compliance with state securities or "blue sky" laws, incident to the registration of the Shares, other than certain underwriting discounts and selling commissions and fees and expenses, if any, of counsel or other advisors retained by the Selling Shareholders.

                        EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual
Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing

                    INDEMNIFICATION

          Section 102(b)(7) of the Delaware General
Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's
Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

          Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.

          The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

          The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance.
The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's Certificate of Incorporation or By-Laws.

          The indemnification described in the
preceding
paragraphs may include indemnification against liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.


      The following documents filed by Crane Co. (the
"Company") with the Securities and Exchange Commission
(the "Commission) are incorporated by reference into this Registration Statement:

      1.  The Company's Form 10-K, filed with the
Commission for the fiscal year ended December 31, 1997
(No. 1-1657).

      2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12(b) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration
Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Crane Co. Restricted Stock Award Plan
(the "Plan") meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the
"Securities Act").

Item 4.  Description of Securities

      The class of securities to be offered under this Registration Statement is registered under Section
12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

      The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Company by Augustus I. duPont, Vice President,
General Counsel and Secretary of the Company.  As of
April 1, 1998, Mr. duPont beneficially owned 30,727
shares of the Company's Common Stock, of which 30,300 shares were granted under the Plan, and held options to purchase 42,500 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

      Section 102(b)(7) of the Delaware General
Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's
Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

 Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.

      The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

      The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance.
The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's Certificate of Incorporation or By-Laws.

Item 7.  Exemption from Registration Claimed.

Not applicable.

      Item 8.         Exhibits

      The following exhibits are filed herewith or incorporated by reference as part of this Registration
Statement:

EXHIBIT NO.     DESCRIPTION
SEQUENTIAL
                                                   PAGE
NO.

3.1            The Certificate of Incorporation of the
               Company, as amended through May 7, 1987
               (incorporated by reference to Exhibit D
               to the Company's Annual Report on
               Form 10-K for the fiscal year ended
               December 31, 1987 -Commission File No. 1-
               1657)

3.2                      The By-Laws of the Company, as
               amended through          December 5,
               1994 (incorporated by reference to
               Exhibit A to the Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 1996 -- Commission File No.
               1-1657)

4.1            Crane Co. 1998 Restricted Stock Award
Plan

4.2            Form of Restricted Stock Award Agreement
-
               Incentive Award

4.3            Form of Restricted Stock Award Agreement
-
               Incentive Award-Executive Officer

4.4            Form of Restricted Stock Award Agreement
-Time Vesting

5.1            Opinion of Augustus I. duPont, Esq. as
to                  the legality of the shares being
registered.

23.1           Consent of Deloitte & Touche LLP,
independent public accountants.

23.2           Consent of Augustus I. duPont, Esq.
(included in opinion filed as Exhibit 5.1)

24.1           Power of Attorney (set forth on the
signature page of this Registration
Statement)

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

          (1)      To file, during any period in which
offers or sales are being made, a post-effective amendment to this registration statement:

          (i)      To include any prospectus required
by
Section 10(a)(3) of the Securities Act;


          (ii)     To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)    To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     SIGNATURES

          Pursuant to the requirements of the
Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 20th day of April, 1998.

                              CRANE CO.

                              BY:/s/R. S. Evans
                              R. S. Evans
                              Chairman of the Board and
Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Augustus I. duPont and Thomas J. Ungerland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation for him in his name, place and stead in any and all capacities, to sign any and all amendments
(including post-effective amendments) to this
Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the
Securities Act of 1933, as amended, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                    TITLE
DATE

/s/R. S. Evans   Chairman of the Board
R.S. Evans       and Chief Executive
                 Officer and a Director      April 20,
1998

/s/D. S. Smith   Vice President Finance and
D.S. Smith       Chief Financial Officer     April 20,
1998

/s/M. L. Raithel Controller and
M.L. Raithel     Principal Accounting
                Officer                     April 20,
1998

/s/E.T. Bigelow,Jr. Director                 April 20,
1998
E.T. Bigelow, Jr.

/s/R.S. Forte'      Director                 April 20,
1998
R.S. Forte'

/s/D.R. Gardner     Director                 April 20,
1998
D.R. Gardner

/s/J. Gaulin        Director                 April 20,
1998 J.Gaulin

/s/D.C. Minton      Director                 April 20,
1998
D.C. Minton

/s/C.J. Queenan,Jr. Director                 April 20,
1998
C.J. Queenan, Jr.

/s/J. L. L. Tullis  Director                 April 20,
1998
J. L. Tullis

/s/B.Yavitz         Director                 April 20,
1998
B. Yavitz

                     EXHIBIT INDEX
EXHIBIT    DESCRIPTION               Sequential Page
No.
NO.

3.1      The Certificate of Incorporation of the
         Company, as amended through May 7, 1987
         (incorporated by reference to Exhibit D to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987 -
         Commission File No. 1-1657)

3.2      The By-Laws of the Company, as amended
         through December 5, 1994 (incorporated by
         reference to Exhibit A to the Company Annual
         Report on Form 10-K for the fiscal year ended
         December 31,1996 -- Commission File No. 1-
         1657)

4.1      Crane Co. 1998 Restricted Stock Award Plan

4.2      Form of Restricted Stock Award Agreement -
         Incentive Award

4.3      Form of Restricted Stock Award Agreement -
         Incentive Award-Executive Officer

4.4      Form of Restricted Stock Award Agreement -
         Time Vesting

5.1 Opinion of Augustus I. duPont, Esq. as to the legality of the shares being registered

23.1     Consent of Deloitte & Touche LLP,
         independent public accountants

23.2     Consent of Augustus I. duPont, Esq.
         (included in opinion filed as Exhibit 5.1)

24.1     Power of Attorney (set forth on the
         signature page of this Registration Statement)

                                        Exhibit 4.1


                  THE CRANE CO. 1998
              RESTRICTED STOCK AWARD PLAN

1. Purposes of the Plan.

     The Crane Co. 1998 Restricted Stock Award Plan
(the "Plan") for key officers and employees of Crane
Co. (the "Company") is intended to attract and retain employees of the Company and its subsidiaries who are and will be contributing to the success of the business; to motivate and reward employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; to provide competitive incentive compensation opportunities; and to further opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company and their personal interest in its continued success. Accordingly, the Company may, from time to time, on or before May 31, 2008, grant to selected key officers and employees of the Company and its subsidiaries ("Participants") awards of shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock"), subject to the terms and conditions hereinafter provided.

2. Administration of the Plan.

     This Plan shall be administered by the
Organization and Compensation Committee of the Board of Directors of the Company (the "Board") or by such other committee composed of at least three members of the Board as may be designated by the Board (the
"Committee"); provided, however, if any member of the Committee does not meet the qualifications for an "outside director" established from time to time by
Section 162(m) of the Internal Revenue Code of 1986, as amended, and any proposed or future regulations thereunder ("Section 162(m)"), or the qualifications for a ``non-employee director'' established from time to time by rules or regulations of the Securities and Exchange Commission under Section 16 of the
Securities Exchange Act of 1934, as amended (the
"Exchange Act"), the remaining members of the Committee (but not less than two) shall administer this Plan. The Committee is authorized to interpret this Plan and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem appropriate. No member of the Committee shall be eligible to participate in, and no person shall become a member of the Committee if within one year prior thereto he or she shall have been eligible to participate in, this Plan or any other plan of the Company or any of its affiliates (other than the 1988
Non-Employee Director Restricted Stock Plan or The
Crane Co. 1998 Non-Employee Director Restricted Stock
Plan) entitling the participants therein to acquire stock, stock options, stock appreciation rights or restricted stock of the Company or any of its affiliates. Decisions of the Committee in connection with the administration of this Plan shall be final, conclusive and binding upon all parties, including the Company, its stockholders and employees.

     The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan or awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     Subject to the terms, provisions and conditions of this Plan as set forth herein, the Committee shall have sole discretion and authority:

        (a) to select the key officers and employees to receive awards under this Plan (it being understood that more than one award may be granted to the same person);

        (b) to determine the number of shares to be awarded each recipient;

        (c) to determine the restrictions as to
   period and the performance criteria, if any, applicable to each award;

        (d) to determine the time or times when
   awards may be granted and any additional terms and conditions which may be placed upon receiving such award; and

        (e) to prescribe the form of agreement,
   legend or other instruments evidencing any awards granted under this Plan.

     With respect to any outstanding awards, the Committee shall have sole discretion and authority to modify at any time the restriction as to period (as well as any schedule of installments for the lapse thereof), the performance criteria applicable thereto, the terms and conditions placed thereon, and the form of agreement, legend or other instrument evidencing such awards provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of any Participant under such award except in accordance with this Plan, or any applicable agreement, or applicable law, or with consent of the Participant.

3. Stock Subject to the Plan.

     The total number of shares initially authorized to be issued under this Plan shall be 1,000,000 shares of Common Stock. The number of shares available for issuance under this Plan shall be subject to adjustment in accordance with Section 8(a) hereof. Shares to be awarded under this Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. If any shares of Common Stock awarded under this Plan are forfeited in accordance with Section 6(c) hereof or for any other reason, including without limitation the failure of any performance criteria, such shares shall again become available for use under this Plan and shall be regarded as not having been previously awarded.

4. Eligibility.

     Restricted stock shall be awarded only to key officers and employees of the Company or of a subsidiary of the Company. The term "employees" shall include officers as well as other employees of the Company and its subsidiaries and shall include directors who are also employees of the Company or of a subsidiary of the Company. The maximum number of shares of restricted stock that may be awarded under this Plan to any single individual during any calendar year shall not exceed 200,000 shares, subject to adjustment in accordance with Section 8(a) hereof.

5. Awards and Certificates.

     (a) The prospective recipient of an award of restricted stock shall not, with respect to such award, be deemed to have become a Participant or to have any rights with respect to such award until and unless the Company and such recipient shall have executed an agreement or other instrument evidencing the award and such recipient shall have delivered a fully executed copy thereof to the Company and otherwise complied with the then applicable terms and conditions.

     (b) Each Participant shall be issued a
certificate in respect of shares of restricted stock awarded under this Plan. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Crane Co. 1998 Restricted Stock Award Plan and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane
   Co., 100 First Stamford Place, Stamford, CT
   06902."

     (c) All certificates for restricted stock delivered under this Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (d) The Committee may adopt rules which provide that the stock certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the Participant shall have delivered a stock power endorsed in blank relating to the shares covered by such award.

     (e) Recipients of awards under this Plan are not required to make any payment or provide consideration other than the rendering of services.

     (f) The Committee will have the discretion, as to any award, to award a separate cash amount, payable to the Participant at the time when the forfeiture restrictions on the restricted stock lapse or at such earlier time as a Participant may elect to be taxed with respect to such restricted stock equal to (i) the federal income tax and golden parachute excise tax (if any) payable with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or as a result of such election.

6. Restrictions and Forfeitures.

     The shares of Common Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

     (a) Subject to the provisions of Section 6(d) hereof, commencing with the date of each award, the Participant will not be permitted to sell, transfer, pledge or assign restricted stock awarded under this Plan until the expiration of the period set by the Committee or until the satisfaction of the
      performance criteria established by the
Committee at the date of the award, whichever is earlier (the "Restriction Period"). Within these limits the Committee may provide at the time of the award for the lapse of such restrictions in installments where deemed appropriate.

     (b) Except as provided in Section 6(a) hereof, the Participant shall have with respect to the restricted stock all of the rights of a stockholder of the Company, including the right to vote the shares and receive dividends and other distributions.

     (c) Subject to the provisions of Section 6(d) hereof, unless otherwise determined by the Committee, upon termination of employment for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the Participant and will be reacquired by the Company.

     (d) In the event of a Participant's retirement, permanent disability or death or in the event of a "change in control" (as hereinafter defined), all remaining restrictions will lapse with respect to such Participant's restricted stock. In addition, in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's restricted stock.
For purposes of this Plan, the term "change in control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the outstanding shares of Common
Stock or any securities convertible into such Common
Stock, (ii) the receipt by the Company of a Schedule
13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule
13d-3 under the Exchange Act) of 20% or more of the outstanding shares of Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which outstanding shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (v) the adoption of any plan or proposal for the liquidation
(but not a partial liquidation) or dissolution of the Company or (vi) the date upon which the individuals who constitute the Board as of April 21, 1998 (the
``Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for purposes of this Plan, be considered as though such person were a member of the Incumbent Board.

     (e) Notwithstanding the other provisions of this
Section 6, the Committee may adopt rules which would permit a gift by a Participant of restricted stock to a spouse, child, stepchild, grandchild or legal dependent or to a trust whose beneficiary or beneficiaries shall be either such a person or persons or the Participant.

     (f) Any attempt to dispose of restricted stock in a manner contrary to the restrictions shall be ineffective.

     (g) Nothing in this Section 6 shall preclude a Participant from exchanging any restricted stock for any other shares of Common Stock that are similarly restricted.

7. Amendment and Termination.

     The Board may amend, suspend or terminate this Plan at any time, provided that without the approval of the Company's stockholders no such modification shall:

     (a) materially increase the benefits accruing to Participants under this Plan or increase the maximum number of shares of Common Stock which are available for issuance under this Plan;

     (b) extend the period during which awards may be granted under this Plan beyond May 31, 2008; or

     (c) impair the rights of any Participant under any then outstanding award, except in accordance with this Plan or any applicable agreement or applicable law or with consent of the Participant, or otherwise materially change the requirements for eligibility under this Plan. Notwithstanding the foregoing, any increase or modification that results from adjustments authorized by Section 8(a) hereof does not require such approval.

8. Miscellaneous.

     (a) In the event that the number of outstanding shares of Common Stock shall be changed by reason of any stock dividend, stock split, recapitalization or other similar event, the number of shares for which awards of restricted stock may be granted under this Plan, and the maximum number of shares of restricted stock that may be awarded under this Plan to any individual during any calendar year, shall be appropriately adjusted as determined by the Board so as to reflect such change.

     (b) No employee or other person shall have any claim or right to be granted shares of restricted stock under this Plan, and neither this Plan nor any action taken hereunder shall be construed as giving any Participant, recipient, employee or other person any right to be retained in the employ of the Company.

     (c) Income realized as a result of an award of restricted stock shall not be included in the Participant's earnings for the purpose of any benefit plan in which the Participant may be enrolled or for which the Participant may become eligible unless otherwise specifically provided for in such plan.

     (d) The Company shall have the right to require the Participant to pay to the Company the cash amount of any taxes which the Company is required to withhold, provided that anything contained herein to the contrary notwithstanding, the Committee may accept shares of Common Stock received in connection with the award being taxed or otherwise previously acquired in satisfaction of withholding requirements.

     (e) Each award of restricted stock shall be evidenced by a written agreement, executed by the Participant and the Company, containing such restrictions, terms and conditions as the Committee may require.

     (f) Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

     (g) All determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof.

9. Term of Plan.

      This Plan shall be submitted to the stockholders of the Company at the Annual Meeting in 1998 and, if approved by the stockholders, shall become effective
 April 20, 1998. No shares shall be awarded under this Plan after May 31, 2008.


                                             Exhibit
4.2

     RESTRICTED STOCK AGREEMENT-INCENTIVE AWARD
     UNDER THE CRANE CO. 1998 RESTRICTED STOCK AWARD
PLAN
     BETWEEN CRANE CO. AND

     (name)

                 DATED AS OF APRIL 20, 1998

In recognition of the valued services performed by _______ (the "Participant") for Crane Co. and its subsidiaries and as an incentive for continued performance, Crane Co. (the "Corporation"), through the
Organization and Compensation Committee of its Board of Directors (the "Committee"), has determined to award to the Participant ______ shares of restricted stock under the terms of the Crane Co. 1998 Restricted Stock Award
Plan (the "Plan") (a copy of which is attached hereto and made a part hereof).

As a condition to such award and pursuant to Section
5(a) of the Plan, the Corporation and the Participant hereby enter into this Restricted Stock Agreement and agree to the terms and conditions set forth hereafter.

1.  DEFINITIONS.

For purposes of this Agreement, and for purposes of interpreting the terms of the Plan, the following terms shall have the following meanings:

          (a) "Fair Market Value" as of any day shall, for all purposes, mean the average of the closing price of the Common Stock, par value
          $1.00 per share ("Common Stock"), of the Corporation, as reported on the New York
          Stock Exchange-Composite Transactions Tape for that day or, if not listed thereon, on such other exchange as it may be listed, or if traded only in the over-the-counter market, the average of the bid and asked on that day, or if no sale or bid for the Common
          Stock has been recorded on such day, then on the next preceding day on which a sale or bid was so made.

          (b)  "Grant Price" shall mean $xxx per share.
          In the event that there is an increase in the number of issued shares of Common Stock by reason of stock dividends, distributions, stock splits, recapitalizations or split-ups, the Grant Price shall promptly after such event be decreased in proportion to such increase in issued shares of Common Stock that occurred as a result of such event.
          Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Grant
          Price shall be promptly after such event increased in proportion to such decrease in issued shares of Common Stock that has occurred as a result of such event.
          In the event of any merger, consolidation, reorganization, liquidation in part or in whole, spinoff, spinout, or extraordinary distribution or dividend on Common Stock whether in cash, debt obligations of the Corporation or other personal property of any kind, the Committee may make such adjustment in the Grant Price as the Committee in its reasonable discretion deems appropriate.

          (c) "Restriction Period" shall mean a period commencing on the date of the award and ending on April 20, 2003.

          (d)  "Change-in-Control" shall have the
          meaning set forth in Section 6(d) of the Plan.

          (e)  "Permanent Total Disability" shall mean
          wholly and permanently prevented from
          engaging in any occupation or employment for wages or profit substantially similar to that engaged in by the Participant at the time of the award as the result of psychiatric or bodily injury or disease.

          (f)  "Retirement" shall mean "Normal
          Retirement" as defined in the Crane Co.
          Pension Plan for Non-Bargaining Employees
          ("Crane Pension Plan").

          (g)  "Test Date" shall mean (i) for purposes
          of Section 3(a)(i) of this Agreement -
          October 20, 2000; and (ii) for purposes of Sections 3(a)(ii) and 3(a)(iii) of this Agreement - April 20, 2003.

          (h) "Start Date" shall mean (i) for purposes of Section 3(a)(i) and 3(a)(iii) of this Agreement - April 20, 1998 and for purposes of Section 3(a)(ii) of this Agreement -
          October 21, 2000.

          (i)  "Crane Total Return" for any period
          shall mean the total return on the Common
          Stock over the period commencing on the Start
          Date and ending on the Test Date specified for that period and shall be calculated as follows:

          Crane Total Return = (B/A)-1

                    A   =     The average of the Fair
               Market Values of the Common Stock as
               reported on the New York Stock Exchange
               Composite Transactions Tape over a
               period of twenty consecutive trading
               days beginning with, and including, the
               Start Date ("Starting Period").  If an
               ex-dividend date for a non-cash dividend on the Common Stock occurs during the Starting Period, the value of such
                     dividend (determined in accordance
               with principles (ii), (iii) and (iv)
               below) to be utilized for the purpose of calculating ("D") shall be added to the Fair Market Values of the Common Stock during the Starting Period on and after such ex-dividend date.

                    B   =     C x D

                    C   =     The average of the Fair
               Market Values of the Common Stock as
               reported on the New York Stock Exchange
               Composite Transactions Tape over the
               period of twenty consecutive trading
               days which immediately precede the Test
               Date ("Testing Period").

                    D  = The number of shares of Common
               Stock that would have been owned on the
               Test Date assuming one share of Common
               Stock had been owned on the Start Date
               and all dividends and distributions,
               whether in cash, in kind, or in debt or
               equity securities of the Corporation,
               subsequent to the Start Date had been
               reinvested in Common Stock.

               For the purpose of calculating "D":

                    (i)  the amount of each dividend
               shall be assumed to have been reinvested by acquiring Common Stock at the closing price on the relevant ex-dividend date;

                    (ii) the amount of a dividend paid
               in marketable securities (such as spin-
               offs of subsidiary stock) shall be
               deemed to be the closing price of such
               securities in the relevant market
               therefor on the relevant ex-dividend
               date;

               (iii)     the amount of a dividend paid
               other than in cash or marketable
               securities, shall be deemed to be the
               fair market value of the asset
               transferred as at the relevant
               ex-dividend date; and

                    (iv) no allowance shall be made for
               tax or transaction costs.

          (j)  "S&P 500 Total Return" for any period
          shall mean the total return on the S&P 500
          Stock Index (the "Index") over the period commencing on the Start Date and ending on the Test Date specified for that period and shall be calculated as follows:

          S&P 500 Total Return = (X/W)-1

                              W   = The average of the
               Closing Prices of the Index over the
               Starting Period

                         X   =     Y x Z

                         Y   =     The average of the
                    Closing Prices of the Index over
                         the Testing Period

                               Z   =    The number of units
               of the Index that would have been owned
               on the Test Date assuming one unit was
               owned on the Start Date and all
               dividends on the Index subsequent to the Start Date (as calculated and published by Standard & Poors) were reinvested in further units of the Index.

          For the purpose of calculating "Z":

                              (i)  the total amount of
               dividends on the Index during each
               calendar month shall be assumed to be
               reinvested by acquiring further units of the Index at the average monthly price of the Index on the last business day of that month;

                    (ii) dividends on the Index during
               the calendar month in which the Test
               Date falls shall be prorated through the Test Date and shall be assumed to be reinvested by acquiring further units of the Index at the closing price of the Index on the Test Date; and

                              (iii)     no allowance shall
               be made for tax or transaction costs.

2.  AWARD OF RESTRICTED STOCK

Pursuant to the provisions of the Plan and this Agreement and by the authority of the Committee, the Corporation awards ______ shares of Common Stock (the
"Restricted Stock") to the Participant (in the aggregate the "Full Grant of Restricted Stock").

3.  RESTRICTIONS AND RIGHTS.

(a) During the Restriction Period the Restricted Stock is subject to forfeiture and may not be sold, transferred, assigned or pledged (the
     "Restrictions").  The Restrictions on the
     Restricted Stock shall automatically lapse:

               (i)       On up to fifty percent (50%)
               of the Restricted Stock awarded
               hereunder on October 20, 2000 if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return and (ii) the Fair Market Value of the Common Stock shall exceed the
               Grant Price, in which case the
               restrictions on 5% of the Full Grant of
               Restricted Stock will lapse for each 1%
               by which the Crane Total Return exceeds
               the S&P 500 Total Return (prorated for
               partial percentages) as follows:

               % By Which Crane
                  Total Return          % of Full Grant
of
Exceeds the S&P     Restricted Stock on Which
               500 Total Return    Restrictions Lapse

                    1              5
                    2              10
                    3              15
                    4              20
                    5              25
                    6              30
                    7              35
                    8              40
                    9              45
                    10             50

               (ii)      On up to fifty percent (50%)
               of the Restricted Stock awarded
               hereunder on April 20, 2003 if on that
               Test Date (i) the Crane Total Return
               shall exceed the S&P 500 Total Return
               and (ii) the Fair Market Value of the
               Common Stock shall exceed the Grant
               Price, in which case the Restrictions on 5% of the Full Grant of Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P 500
               Total Return (prorated for partial
               percentages) as follows:

               % By Which Crane
                    Total Return        % of Full Grant
of
                    Exceeds the S&P     Restricted
Stock on which
               500 Total Return    Restrictions Lapse

                    1              5
                    2              10
                    3              15
                    4              20
                    5              25
                    6              30
                    7              35
                    8              40
                    9              45
                    10             50

               (iii)     On up to one hundred percent
               (100%) of the Restricted Stock awarded
               hereunder on April 20, 2003, if on that
               Test Date (i) the Crane Total Return
               shall exceed the S&P 500 Total Return
               and (ii) the Fair Market Value of the
               Common Stock shall exceed the Grant
               Price, in which case the restrictions on 10% of the Full Grant of Restricted
               Stock will lapse for each 1% by which
               the Crane Total Return (prorated for
               partial percentages) exceeds the S&P
               Total Return as follows:

               % By Which Crane
                    Total Return     % of Full Grant of
                    Exceeds the S&P    Restricted Stock
on Which
               500 Total Return   Restrictions Lapse

                    1              10
                    2              20
                    3              30
                    4              40
                    5              50
                    6              60
                    7              70
                    8              80
                    9              90
                    10             100

               ; provided however, that all percentages of the Full Grant of Restricted Stock on which restrictions have lapsed by reason of either Section 3(a)(i) or 3(a)(ii) shall be credited against any percentage of the Full Grant of Restricted Stock on which Restrictions may lapse by reason of this Section 3(a)(iii);

               (iv)      In the event of the
               Participant's Retirement, Permanent
               Total Disability, or death or in the
               event of a Change In Control; or

               (v)       as may be otherwise provided
               under the terms of the Plan.

     At the end of the Restriction Period, all Restricted Stock as to which the Restrictions shall not have lapsed by reason of the operation of clauses (i) through (iv) of the foregoing sentence shall be forfeited and the Participant shall be required to return all applicable stock certificates to the Corporation.

(b) During the Restriction Period, the Participant will be entitled to all other rights of a shareholder of the Corporation, including the right to vote the Restricted Stock and receive dividends and other distributions thereon.

4.  STOCK CERTIFICATE.

Each stock certificate evidencing an award of Restricted Stock shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form (the "Legend"):

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions
          (including forfeiture) of the  Crane Co. 1998
          Restricted Stock Award Plan and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane Co., 100
          First Stamford Place, Stamford, Connecticut
          06902."

5.  TERMINATION OF EMPLOYMENT.

Except as provided in Section 3(a) (iv) of this Restricted Stock Agreement and Section 6(d) of the
Plan, the Participant's termination of employment during the Restriction Period shall result in the forfeiture of all Restricted Stock as to which the Restrictions have not lapsed, and the Participant shall be required to return all applicable stock certificates to the Corporation.

6.  COVENANTS.

          (a)  The Participant agrees to be bound by
          all terms and   provisions of the Plan,
          receipt of a copy of which is acknowledged by the Participant's signature below, and all such provisions shall be deemed a part of this Agreement for all purposes.

          (b)  The Participant agrees to provide the
          Corporation, when and if requested, with any information or documentation which the
          Corporation believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Common Stock is then listed, or of any applicable federal, state or other law.

          (c)  The Participant agrees, upon due notice
          and demand, to promptly pay to the
          Corporation the cash amount of any taxes which are required to be withheld by the Corporation either at the time the Restriction Period lapses or at the time of award (in cases where the Participant duly elects to be taxed at such earlier time);
          provided, however, the Corporation, in its sole discretion, may accept Restricted Stock awarded hereunder or Common Stock otherwise previously acquired in satisfaction thereof.

7.  NO COVENANT OF EMPLOYMENT.

Neither the execution and delivery hereof nor the granting of any award evidenced hereby shall constitute, or be evidence of, any agreement or understanding, express or implied, on the part of the Corporation or its subsidiaries to employ the Participant for any specific period.

8.  ADMINISTRATION AND INTERPRETATION OF PLAN
    AND AGREEMENT.

In the event of any conflict between the terms herein and those of the Plan, the provisions of the Plan shall prevail.

The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement thereunder, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant. The Committee shall have full authority and discretion to modify at any time the Restriction Period (as well as any schedule of installments for the lapse thereof), the Restrictions, Grant Price, the other terms and conditions of this Agreement, the Legend and any other instrument evidencing this award, provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of the Participant under such award except in accordance with the Plan, or any applicable agreement or applicable law, or with consent of the Participant.

This Restricted Stock Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.

9.  DELIVERY.

All certificates for Restricted Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

The Committee may adopt rules which provide that the stock certificates evidencing such Restricted Stock may be held in custody by a bank or other institution, or that the Corporation may itself hold such Restricted
Stock in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the Participant shall have delivered a stock power endorsed in blank relating to the stock covered by such award.

10.  AMENDMENT.

The terms of this Agreement shall be subject to the terms of the Plan as the Plan may be amended from time to time by the Board of Directors of the Corporation unless any Plan amendment by its terms or by its clear intent is inapplicable to this Agreement.

11.  NOTICE.

Any notice to the Corporation provided for in this Agreement shall be in writing and addressed to it in care of the Secretary of the Corporation, and any notice to the Participant shall be in writing and addressed to the Participant at the address contained in payroll records at the time or to such other address designated in writing by the Participant.

CRANE CO.
By:__________
R. S. Evans, Chairman & Chief Executive Officer
_______________________
(name)__________Date:________

                                        Exhibit 4.3
                                      EXECUTIVE OFFICER

         RESTRICTED STOCK AGREEMENT-INCENTIVE AWARD
   UNDER THE CRANE CO. 1998 RESTRICTED STOCK AWARD PLAN
                   BETWEEN CRANE CO. AND

                           (name)

                 DATED AS OF APRIL 20, 1998

In recognition of the valued services performed by _____(the "Participant") for Crane Co. and its subsidiaries and as an incentive for continued performance, Crane Co. (the "Corporation"), through the
Organization and Compensation Committee of its Board of Directors (the "Committee"), has determined to award to the Participant ______ shares of restricted stock under the terms of the Crane Co. 1998 Restricted Stock Award
Plan (the "Plan") (a copy of which is attached hereto and made a part hereof).

As a condition to such award and pursuant to Section
5(a) of the Plan, the Corporation and the Participant hereby enter into this Restricted Stock Agreement and agree to the terms and conditions set forth hereafter.

1.  DEFINITIONS.

For purposes of this Agreement, and for purposes of interpreting the terms of the Plan, the following terms shall have the following meanings:

          (a) "Fair Market Value" as of any day shall, for all purposes, mean the closing price of the Common Stock, par value $1.00 per share
          ("Common Stock"), of the Corporation as
          reported on the New York Stock Exchange-
          Composite Transactions Tape for that day or, if not listed thereon, on such other exchange as it may be listed, or if traded only in the over-the-counter market, the average of the bid and asked on that day, or if no sale or bid for the Common Stock has been recorded on such day, then on the next preceding day on which a sale or bid was so made.

          (b)  "Grant Price" shall mean $xxx per share.
          In the event that there is an increase in the number of issued shares of Common Stock by reason of stock dividends, distributions, stock splits, recapitalizations or split-ups, the Grant Price shall promptly after such event be decreased in proportion to such increase in issued shares of Common Stock that occurred as a result of such event.
          Conversely, in case the issued shares of Common Stock shall be combined into a
                smaller number of shares of Common
          Stock, the Grant Price shall be promptly after such event increased in proportion to such decrease in issued shares of Common
          Stock that has occurred as a result of such event. In the event of any merger, consolidation, reorganization, liquidation in part or in whole, spinoff, spinout, or extraordinary distribution or dividend on shares of Common Stock whether in cash, debt obligations of the Corporation or other personal property of any kind, the Committee may make such adjustment in the Grant Price as the Committee in its reasonable discretion deems appropriate.

          (c) "Restriction Period" shall mean a period commencing on the date of the award and ending on April 20, 2003.

          (d)  "Change-in-Control" shall have the
          meaning set forth in Section 6(d) of the Plan.

          (e)  "Permanent Total Disability" shall mean
          wholly and permanently prevented from
          engaging in any occupation or employment for wages or profit substantially similar to that engaged in by the Participant at the time of the award as the result of psychiatric or bodily injury or disease.

          (f)  "Retirement" shall mean "Normal
          Retirement" as defined in the Crane Co.
          Pension Plan for Non-Bargaining Employees
          ("Crane Pension Plan").

          (g)  "Test Date" shall mean (i) for purposes
          of Section 3(a)(i) of this Agreement -
          October 20, 2000; and (ii) for purposes of Sections 3(a)(ii) and 3(a)(iii) of this Agreement - April 20, 2003.

          (h) "Start Date" shall mean (i) for purposes of Section 3(a)(i) and 3(a)(iii) of this Agreement - April 20, 1998 and for purposes of Section 3(a)(ii) of this Agreement -
          October 20, 2000.

          (i)  "Crane Total Return" for any period
          shall mean the total return on the Common
          Stock over the period commencing on the Start
          Date and ending on the Test Date specified for that period and shall be calculated as follows:

          Crane Total Return = (B/A)-1

                    A   =     The average of the Fair
               Market Values of the Common Stock as
               reported on the New York Stock Exchange
               Composite Transactions Tape over a
               period of twenty consecutive trading
               days beginning with, and including, the
               Start Date ("Starting Period").
               If an ex-dividend date for a non-cash
               dividend on the Common Stock occurs
               during the Starting Period, the value of such dividend (determined in accordance with principles (ii), (iii) and (iv) below) to be utilized for the purpose of calculating ("D") shall be added to the Fair Market Values of the Common Stock during the Starting Period on and after such ex-dividend date.

                    B   =     C x D

                    C   =     The average of the Fair
               Market Values of the Common Stock as
               reported on the New York Stock Exchange
               Composite Transactions Tape over the
               period of twenty consecutive trading
               days which immediately precede the Test
               Date ("Testing Period").

                    D   =     The number of shares of
               Common Stock that would have been owned
               on the Test Date assuming one share of
               Common Stock had been owned on the Start
               Date and all dividends and
               distributions, whether in cash, in kind, or in debt or equity securities of the Corporation, subsequent to the Start
               Date had been reinvested in Common
               Stock.

                           For the purpose of
               calculating "D":

                    (i)  the amount of each dividend
               shall be assumed to have been reinvested by acquiring Common Stock at the closing price on the relevant ex-dividend date;

                    (ii) the amount of a dividend paid
               in marketable securities (such as
               spin-offs of subsidiary stock) shall be
               deemed to be the closing price of such
               securities in the relevant market
               therefor on the relevant ex-dividend
               date;

               (iii)     the amount of a dividend paid
               other than in cash or marketable
               securities, shall be deemed to be the
               fair market value of the asset
               transferred as at the relevant
               ex-dividend date; and

                    (iv) no allowance shall be made for
               tax or transaction costs.

          (j)  "S&P 500 Total Return" for any period
          shall mean the total return on the S&P 500
          Stock Index (the "Index") over the period commencing on the Start Date and ending on the Test Date specified for that period and shall be calculated as follows:

               S&P 500 Total Return = (X/W)-1

                              W   = The average of the
               Closing Prices of the Index over the
               Starting Period

                         X   =     Y x Z

                    Y   =     The average of the
               Closing Prices of the Index over the
               Testing Period

                              Z   =     The number of units
               of the Index that would have been owned
               on the Test Date assuming one unit was
               owned on the Start Date and all
               dividends on the Index subsequent to the Start Date (as calculated and published by Standard & Poors) were reinvested in further units of the Index.

          For the purpose of calculating "Z":

                    (i)  the total amount of dividends
               on the Index during each calendar month
               shall be assumed to be reinvested by
               acquiring further units of the Index at
               the average monthly price of the Index
               on the last business day of that month;

                    (ii) dividends on the Index during
               the calendar month in which the Test
               Date falls shall be prorated through the Test Date and shall be assumed to be reinvested by acquiring further units of the Index at the closing price of the Index on the Test Date; and

                              (iii)     no allowance shall
               be made for tax or transaction costs.

2.  AWARD OF RESTRICTED STOCK

Pursuant to the provisions of the Plan and this Agreement and by the authority of the Committee, the Corporation awards ________ shares of Common Stock (the
"Restricted Stock") to the Participant (in the aggregate the "Full Grant of Restricted Stock").

3.  RESTRICTIONS AND RIGHTS.

(a) During the Restriction Period the Restricted Stock is subject to forfeiture and may not be sold, transferred, assigned or pledged (the
     "Restrictions").  The Restrictions on the
     Restricted Stock shall automatically lapse only as follows:

               (i)       On up to fifty percent (50%)
               of the Restricted Stock awarded
               hereunder on October 20, 2000 if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return and (ii) the Fair Market Value of the Common Stock shall exceed the Grant
               Price, in which case the restrictions on 5% of the Full Grant of Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P 500
               Total Return (prorated for partial
               percentages) as follows:

               % By Which Crane
                    Total Return   % of Full Grant of
Exceeds the S&P     Restricted Stock on Which
               500 Total Return    Restrictions Lapse

                    1                   5
                    2                   10
                    3                   15
                    4                   20
                    5                   25
                    6                   30
                    7                   35
                    8                   40
                    9                   45
                    10                  50

               (ii)      On up to fifty percent (50%)
               of the Restricted Stock awarded
               hereunder on April 20, 2003 if on that
               Test Date (i) the Crane Total Return
               shall exceed the S&P 500 Total Return
               and (ii) the Fair Market Value of the
               Common Stock shall exceed the Grant
               Price, in which case the Restrictions on 5% of the Full Grant of Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P 500
               Total Return (prorated for partial
               percentages) as follows:

               % By Which Crane
                    Total Return        % of Full Grant
of
                    Exceeds the S&P     Restricted
Stock on which
               500 Total Return    Restrictions Lapse

                    1                   5
                    2                   10
                    3                   15
                    4                   20
                    5                   25
                    6                   30
                    7                   35
                    8                   40
                    9                   45
                    10                  50

               (iii)     On up to one hundred percent
               (100%) of the Restricted Stock awarded
               hereunder on April 20, 2003, if on that
               Test Date (i) the Crane Total Return
               shall exceed the S&P 500 Total Return
               and (ii) the Fair Market Value of the
               Common Stock shall exceed the Grant
               Price, in which case the restrictions on 10% of the Full Grant of Restricted
               Stock will lapse for each 1% by which
               the Crane Total Return exceeds the S&P
               Total Return (prorated for partial
               percentages) as follows:

               % By Which Crane
                    Total Return       % of Full Grant
of
                    Exceeds the S&P    Restricted Stock
          on Which
               500 Total Return   Restrictions Lapse

                    1                   10
                    2                   20
                    3                   30
                    4                   40
                    5                   50
                    6                   60
                    7                   70
                    8                   80
                    9                   90
                    10                  100

               ; provided however, that all percentages of the Full Grant of Restricted Stock on which restrictions have lapsed by reason of either Section 3(a)(i) or 3(a)(ii) shall be credited against any percentage of the Full Grant of Restricted Stock on which Restrictions may lapse by reason of this Section 3(a)(iii); or

               (iv)      In the event of the
               Participant's Retirement, Permanent
               Total Disability, or death or in the
               event of a Change In Control.

     The restrictions applicable to the Restricted
     Stock shall not lapse for any reason other than those described in clauses (i) through (iv) above.
     At the end of the Restriction Period, all Restricted Stock as to which the Restrictions shall not have lapsed by reason of the operation of clauses (i) through (iv) of the foregoing sentence shall be forfeited and the Participant shall be required to return all applicable stock certificates to the Corporation.

(b) During the Restriction Period, the Participant will be entitled to all other rights of a shareholder of the Corporation, including the right to vote the Restricted Stock and receive dividends and other distributions thereon.

4.  STOCK CERTIFICATE.

Each stock certificate evidencing an award of Restricted Stock shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form (the "Legend"):

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions
          (including forfeiture) of the Crane Co. 1998
          Restricted Stock Award Plan and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane Co., 100
          First Stamford Place, Stamford, Connecticut
          06902."

5.  TERMINATION OF EMPLOYMENT.

Except as provided in Section 3(a) (iv) of this Restricted Stock Agreement and Section 6(d) of the
Plan, the Participant's termination of employment during the Restriction Period shall result in the forfeiture of all Restricted Stock as to which the Restrictions have not lapsed, and the Participant shall be required to return all applicable stock certificates to the Corporation.

6.  COVENANTS.

          (a)  The Participant agrees to be bound by
          all terms and   provisions of the Plan,
          receipt of a copy of which is acknowledged by the Participant's signature below, and all such provisions shall be deemed a part of this Agreement for all purposes.

          (b)  The Participant agrees to provide the
          Corporation, when and if requested, with any information or documentation which the
          Corporation believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Common Stock is then listed, or of any applicable federal, state or other law.

          (c)  The Participant agrees, upon due notice
          and demand, to promptly pay to the
          Corporation the cash amount of any taxes which are required to be withheld by the
                Corporation either at the time the
          Restriction Period lapses or at the time of award (in cases where the Participant duly elects to be taxed at such earlier time);
          provided, however, the Corporation, in its sole discretion, may accept Restricted Stock awarded hereunder or Common Stock otherwise previously acquired in satisfaction thereof.

7.  NO COVENANT OF EMPLOYMENT.

Neither the execution and delivery hereof nor the granting of any award evidenced hereby shall constitute, or be evidence of, any agreement or understanding, express or implied, on the part of the Corporation or its subsidiaries to employ the Participant for any specific period.

8.  ADMINISTRATION AND INTERPRETATION OF PLAN AND
AGREEMENT.

In the event of any conflict between the terms herein and those of the Plan, the provisions of the Plan shall prevail.

The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement thereunder, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant.

This Restricted Stock Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.

9.  DELIVERY.

All certificates for Restricted Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

The Committee may adopt rules which provide that the stock certificates evidencing such Restricted Stock may be held in custody by a bank or other institution, or that the Corporation may itself hold such Restricted
Stock in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the Participant shall have delivered a stock power endorsed in blank relating to the stock covered by such award.

10.  AMENDMENT.

The terms of this Agreement shall be subject to the terms of the Plan as the Plan may be amended from time to time by the Board of Directors of the Corporation unless any Plan amendment by its terms or by its clear intent is inapplicable to this Agreement.

11.  NOTICE.

Any notice to the Corporation provided for in this Agreement shall be in writing and addressed to it in care of the Secretary of the Corporation, and any notice to the Participant shall be in writing and addressed to the Participant at the address contained in payroll records at the time or to such other address designated in writing by the Participant.

                              CRANE CO.





By:_____________________________
                                  R. S. Evans
                              Chairman & Chief
                              Executive Officer

____________________
(name)

Date:________________

                                        Exhibit 4.4
        RESTRICTED STOCK AGREEMENT-TIME VESTING
   UNDER THE CRANE CO. 1998 RESTRICTED STOCK AWARD PLAN
                   BETWEEN CRANE CO. AND

                           (name)

                 DATED AS OF APRIL 20, 1998

In recognition of the valued services performed by _______ (the "Participant") for Crane Co. and its subsidiaries and as an incentive for continued performance, Crane Co. (the "Corporation"), through the
Organization and Compensation Committee of its Board of Directors (the "Committee"), has determined to award to the Participant _____ shares of restricted stock under the terms of the Crane Co. 1998 Restricted Stock Award
Plan (the "Plan") (a copy of which is attached hereto and made a part hereof).

As a condition to such award and pursuant to Section
5(a) of the Plan, the Corporation and the Participant hereby enter into this Restricted Stock Agreement and agree to the terms and conditions set forth hereafter.

1.  DEFINITIONS.

For purposes of this Agreement, and for purposes of interpreting the terms of the Plan, the following terms shall have the following meanings:

          (a) "Restriction Period" shall mean a period commencing on the date of the award and ending on April 20, 2008.

          (b)  "Change-in-Control" shall have the
          meaning set forth in Section 6(d) of the Plan.

          (c)  "Permanent Total Disability" shall mean
          wholly and permanently prevented from
          engaging in any occupation or employment for wages or profit substantially similar to that engaged in by the Participant at the time of the award as the result of psychiatric or bodily injury or disease.

          (d)  "Retirement" shall mean "Normal
          Retirement" as defined in the
               Crane Co. Pension Plan for
          Non-Bargaining Employees ("Crane Pension
          Plan").

2.  AWARD OF CRANE SHARES.

Pursuant to the provisions of the Plan and this Agreement and by the authority of the Committee, the Corporation awards _____ shares (the "Restricted
Stock") of Crane Co. Common Stock, par value $1.00 per share ("Common Stock") to the Participant.

3.  RESTRICTIONS AND RIGHTS.

(a) During the Restriction Period the Restricted Stock is subject to forfeiture and may not be sold, transferred, assigned or pledged (the
     "Restrictions").  The Restrictions on the
     Restricted Stock shall automatically lapse:

               (i)       when the participant reaches
               age 65, or on April 20, 2008, whichever
               is earlier; provided however in the
               event the Plan participant requests
               early retirement or otherwise leaves the employ of the Corporation, the Committee may, upon the Participant's request and in the Committee's sole discretion, waive or revise this provision to permit the lapse of Restrictions on all or a portion of the Restricted Stock awarded hereunder on or prior to such early retirement or other departure from the employ of the Corporation;

               (ii)      in the event of the
               Participant's Retirement, Permanent
               Total Disability, or death or in the
               event of a Change-in-Control; or

               (iii)           as may be otherwise
               provided under the terms of the Plan.

(b) During the Restriction Period, the Participant will be entitled to all other rights of a shareholder of the Corporation, including the right to vote the Restricted Stock and receive dividends and other distributions thereon.

4.  STOCK CERTIFICATE.

Each stock certificate evidencing an award of Restricted Stock shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form (the "Legend"):

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Crane Co. 1998 Restricted Stock Award Plan and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut
     06902."

5.  TERMINATION OF EMPLOYMENT.

Except as otherwise provided for in Section 3(a) of this Restricted Stock Agreement and Section 6(d) of the
Plan, the Participant's termination of employment during the Restriction Period shall result in the forfeiture of all Restricted Stock as to which the Restrictions have not lapsed, and the Participant shall be required to return all applicable stock certificates to the Corporation.

6.  COVENANTS.

          (a)  The Participant agrees to be bound by
          all terms and   provisions of the Plan,
          receipt of a copy of which is acknowledged by the Participant's signature below, and all such provisions shall be deemed a part of this Agreement for all purposes.

          (b)  The Participant agrees to provide the
          Corporation, when and if requested, with any information or documentation which the
          Corporation believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Common Stock is then listed, or of any applicable federal, state or other law.

          (c)  The Participant agrees, upon due notice
          and demand, to promptly pay to the
          Corporation the cash amount of any taxes which are required to be withheld by the Corporation either at the time the Restriction Period lapses or at the time of award (in cases where the Participant duly elects to be taxed at such earlier time);
          provided, however, the Corporation, in its sole discretion, may accept Restricted Stock awarded hereunder or Common Stock otherwise previously acquired in satisfaction thereof.

7.  NO COVENANT OF EMPLOYMENT.

Neither the execution and delivery hereof nor the granting of any award evidenced hereby shall constitute, or be evidence of, any agreement or understanding, express or implied, on the part of the Corporation or its subsidiaries to employ the Participant for any specific period.

8.  ADMINISTRATION AND INTERPRETATION OF PLAN
    AND AGREEMENT.

In the event of any conflict between the terms herein and those of the Plan, the provisions of the Plan shall prevail.

The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement thereunder, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant. The Committee shall have full authority and discretion to modify at any time the Restriction Period), the Restrictions, the other terms and conditions of this Agreement, the Legend and any other instrument evidencing this award, provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of the Participant under such award except in accordance with the Plan, or any applicable agreement or applicable law, or with consent of the Participant.

This Restricted Stock Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.

9.  DELIVERY.

All certificates for Restricted Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

The Committee may adopt rules which provide that the stock certificates evidencing such Restricted Stock may be held in custody by a bank or other institution, or that the Corporation may itself hold such Restricted
Stock in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the Participant shall have delivered
      a stock power endorsed in blank relating to the
Restricted Stock covered by such award.

10.  AMENDMENT.

The terms of this Agreement shall be subject to the terms of the Plan as the Plan may be amended from time to time by the Board of Directors of the Corporation unless any Plan amendment by its terms or by its clear intent is inapplicable to this Agreement.

11.  NOTICE.

Any notice to the Corporation provided for in this Agreement shall be in writing and addressed to it in care of the Secretary of the Corporation, and any notice to the Participant shall be in writing and addressed to the Participant at the address contained in payroll records at the time or to such other address designated in writing by the Participant.


CRANE CO.

By:____________________________
Chairman and Chief Executive Officer

_____________________
(name)
Date:_________________

                                        Exhibit 5.1
April 20, 1998
Crane Co.
100 First Stamford Place
Stamford, CT 06902

Gentlemen:

      Reference is made to the Registration Statement on
Form S-8, to be filed contemporaneously herewith under the
Securities Act of 1933 by Crane Co. (the "Registrant") relating to 1,000,000 shares of Common Stock, par value
$1.00 per share ("Common Stock"), of the Registrant to be issued under the Crane Co. 1998 Restricted Stock
Award Plan (the "Plan").

      In connection with such filing, the undersigned has examined copies of the following:

      1.    The Certificate of Incorporation of the
Registrant
            and all amendments thereto as in existence and as filed with the Secretary of State of the State of Delaware.

      2.    The By-Laws of the Registrant.

      3.    The Minutes of meetings of the Board of
Directors
            and of the Shareholders of the Registrant adopting and ratifying the Plan.

      4.    The Crane Co. 1998 Restricted Stock Award
Plan.

           5.                          The forms of
           Restricted Stock Agreement under the  Plan.

      6.    The Registration Statement to which this
Document
            is an exhibit.


      Based on the foregoing documents and upon examination of such other records, documents and matters of law as deemed necessary, the undersigned is of the opinion that:

      1.     The Registrant is a corporation duly
           organized and validly existing under the laws of the State of Delaware.

      2.    The 1,000,000 shares of Common Stock of the
            Registrant authorized for issuance under the Plan have been duly authorized, and such shares, when issued by the Registrant in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, nonassessable and, subject to the provisions of the Plan and the various
            Restricted Stock Agreements with respect to the lapse of restrictions thereon, freely transferable.

      The undersigned owns 30,727 shares of the Registrant's Common Stock, including 30,300 restricted shares, and holds options for 42,500 shares of Common
Stock under the Plan. The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the use of the undersigned's name under the caption "Legal Opinion" in any prospectus materials to be used in connection therewith.

                                       Very truly
yours,

                                       /s/ Augustus I.
duPont

                                        Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-8 related to the Crane Co. 1998 Restricted Stock Award
Plan of our reports dated January 21, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December
31, 1997 and to the reference to us under the heading
"Experts" in the Prospectus which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
Stamford, Connecticut
April 20, 1998